FIRST AMENDMENT
                                       TO
                        THE BA MASTER CREDIT CARD TRUST
                        POOLING AND SERVICING AGREEMENT
                    AND AMENDMENT TO THE SERIES SUPPLEMENTS



                  THIS  FIRST  AMENDMENT  TO THE BA  MASTER  CREDIT  CARD  TRUST
POOLING AND SERVICING AGREEMENT AND AMENDMENT TO THE SERIES SUPPLEMENTS, dated as of December 18, 1998 (the "First Amendment") is by and between BANK OF
                                 ----------------
AMERICA NATIONAL ASSOCIATION, as Transferor and Servicer, and U.S. BANK NATIONAL ASSOCIATION, as Trustee.

                  WHEREAS the Transferor and Servicer and the Trustee have executed that certain Pooling and Servicing Agreement, dated as of July 19, 1996 (the "Pooling and Servicing Agreement"), and have executed those certain Series
      -------------------------------
Supplements to the Pooling and Servicing Agreement (including the Series 1996-A Supplement, dated as of July 19, 1996, the Series 1996-B Supplement, dated as of October 11, 1996, the Series 1997-A Supplement, dated as of June 17, 1997, the Series 1997-B Supplement, dated as of September 25, 1997, the Series 1997-C Supplement, dated as of December 9, 1997, the Series 1998-A Supplement, dated as of March 26, 1998, the Series 1998-B Supplement, dated as of May 7, 1998, and the Series 1998-C Supplement, dated as of September 25, 1998, each as amended from time to time, collectively referred to herein as the "Series Supplements");
                                                           ------------------

                  WHEREAS the Transferor and Servicer and the Trustee wish to amend the Pooling and Servicing Agreement as provided herein;

                  NOW THEREFORE, in consideration of the promises and the agreements contained herein, the parties hereto agree as follows:

                  Section 1.  Amendment of Section 1.01.
                              -------------------------

                  (a) The definition of "Permitted Investments" in Section 1.01 of the Pooling and Servicing Agreement shall be deleted in its entirety and inserted in its place shall be the following:

                  "Permitted  Investments" shall mean, unless otherwise provided
                   ----------------------
in the Supplement with respect to any Series, (a) instruments, investment property or other property consisting of (i) obligations of or fully guaranteed by the United States of America; (ii) demand deposits, time deposits or certificates of deposit of any depositary institution or trust company incorporated under the laws of the United States of America or any state thereof (or domestic branches of foreign depository institutions or trust companies) and subject to supervision and examination by federal or state banking or depositary institution authorities; provided, however, that at the time of the Trust's
                           --------   -------
investment or contractual commitment to invest therein, the certificates of deposit or short-term deposits of such depositary institution or trust company shall have a credit rating from Fitch (if then rated by Fitch), Moody's and Standard & Poor's of F1+, P-1 and A-1+, respectively; (iii) commercial paper, bank notes or any other debt obligation having, at the time of the Trust's investment or contractual commitment to invest therein, a rating from Fitch (if then rated by Fitch), Moody's and Standard & Poor's of F1+, P-1 and A-1+, respectively; (iv) bankers' acceptances issued by any depository institution or trust company described in clause (a)(ii) above; and (v) repurchase agreements transacted with either (A) an entity subject to the United States Bankruptcy Code or (B) a financial institution insured by the FDIC or a broker-dealer with retail customers that is under the jurisdiction of the Securities Investors Protection Corp., in each case having a rating from Fitch (if then rated by Fitch), Moody's and Standard & Poor's of F1+, P-1 and A-1+, respectively; (b) demand deposits in the name of the Trust or the Trustee in any depositary institution or trust company referred to in clause (a)(ii) above; (c) any other investment if each Rating Agency confirms in writing that such investment will not adversely affect its then current rating of the Investor Certificates, provided that such investment will not cause the Trust to be treated as an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  (b) The definition of "Shared Excess Finance Charge Collec-tions" in Section 2 of each of the Series Supplements shall be deleted in its entirety and inserted in its place shall be the following:

                  "Shared Excess Finance Charge  Collections"  shall mean,  with
                   -----------------------------------------
respect to any Transfer Date, either (a) the amount allocated to the Investor Certificates which may be applied (i) first, to the Series Finance Charge Shortfall with respect to other outstanding Series in Shared Excess Finance Charge Collections Group One and (ii) then, to the Series Finance Charge Shortfall with respect to other outstanding Series in any Shared Excess Finance Charge Group other than Shared Excess Finance Charge Collections Group One, or
(b) the sum of (i) the amounts allocated to the Investor Certificates of other Series in Shared Excess Finance Charge Collections Group One which the applicable Supplements for such Series specify are to be treated as "Shared Excess Finance Charge Collections" and which may be applied pursuant to Section
4.11 with respect to the Investor Certificates on such Transfer Date and (ii) the Intergroup Excess Finance Charge Collections with respect to such Transfer Date.

                  (c) Each of the definitions of "Intergroup Excess Finance Charge Collections" and "Shared Excess Finance Charge Collections Groups" shall be added, in their appropriate alphabetical order, to Section 2 of each of the Series Supplements and they shall read as follows:

                  "Intergroup  Excess  Finance Charge  Collections"  shall mean,
                   -----------------------------------------------
with respect to any Transfer Date, the amounts allocated to the investor certificates of Series in Shared Excess Finance Charge Collections Groups, other than Shared Excess Finance Charge Collections Group One, which the applicable Supplements for such Series specify are to be treated as "Shared Excess Finance Charge Collections," to the extent available to be applied pursuant to Section
4.11 with respect to the Investor Certificates on such Transfer Date.

                  "Shared Excess Finance Charge  Collections  Groups" shall mean
                   -------------------------------------------------
Shared Excess Finance Charge Collections Group One and any other Group identified in any related Supplement as a Shared Excess Finance Charge Collections Group.

                  Section 2.  Amendment of Section 2.01.  Section 2.01 of the
                              -------------------------
Pooling and Servicing Agreement is hereby amended by adding the following sentence at the end of the second paragraph thereof:

         Notwithstanding any other provision of this Agreement, whenever this Agreement provides for Receivables to be transferred to the Trust, such transfer shall be made to the Trustee for the benefit of the Trust, and all references to transfers to the Trust shall be read as references to transfers to the Trustee for the benefit of the Trust.

                  Section 3.  Amendment of Section 2.06. (a)  The first
                              -------------------------
paragraph of Subsection 2.06(d) of the Pooling and Servicing Agreement is hereby amended by deleting such paragraph in its entirety and inserting in its place the following:

                  Each Transferor agrees that any such transfer of Receivables from Additional Accounts or Participations under subsections 2.06(a),
         (b) or (c) shall satisfy the following conditions (to the extent provided below; provided, however, that the conditions set forth below
                         --------   -------
         (other than the conditions to deliver a written assignment as set forth in clause (ii), to represent and warrant as to the matters set forth in clauses (iii) and (iv), and to receive notice from the Rating Agencies as set forth in clause (vii) below) shall not apply to the transfer of Automatic Additional Accounts):

                  (b) Subsection 2.06(d)(vii) of the Pooling and Servicing Agreement is hereby amended by deleting such subsection in its entirety and inserting in its place the following:

                  (vii) (A) with respect to accounts designated pursuant to subsections 2.06(a), 2.06(b) and 2.06(c) in excess of the Maximum Addition Amount and with respect to Participations, each Participating Transferor shall have received notice from Standard & Poor's and Moody's that the inclusion of such accounts as Additional Accounts or the inclusion of such Participations to be included as property of the Trust, as the case may be, will not result in the reduction or withdrawal of its then existing rating of any Series of Investor Certificates then issued and outstanding; and (B) with respect to accounts not in excess of the Maximum Addition Amount designated pursuant to subsections 2.06(a), 2.06(b) and 2.06(c) during the last quarterly period (such quarterly period beginning on and including the fifteenth day of January, April, July, and October and ending on but excluding the fifteenth day of April, July, October, and January, respectively), if applicable, each Participating Transferor shall have received, to the extent not previously received, not later than twenty days after the relevant quarterly period, notice from Standard & Poor's and Moody's that the inclusion of such accounts as Additional Accounts pursuant to subsections 2.06(a), 2.06(b) and 2.06(c) will not result in the reduction or withdrawal of its then existing rating of any Series of Investor Certificates then issued and outstanding; and

                  Section 4.  Amendment of Section 2.07.
                              -------------------------

                  (a) Subsection 2.07(b)(iv) of the Pooling and Servicing Agreement is hereby amended by deleting such subsection in its entirety and inserting in its place the following:

                  (iv)     [Reserved];

                  (b) Subsection 2.07(b)(vi) of the Pooling and Servicing Agreement is hereby amended by deleting such subsection in its entirety and inserting in its place the following:

                  (vi) on any Removal Notice Date, the amount of the Principal Receivables of the Removed Accounts to be reassigned to such Transferor on the related Removal Date shall not equal or exceed 5% of the aggregate amount of the Principal Receivables on such Removal Date; provided, that if any Series has been paid in full, the Principal
         --------
         Receivables in such Removed Accounts shall not equal or exceed the sum of (A) 5% of the aggregate amount of the Principal Receivables, after giving effect to the removal of accounts pursuant to clause (B) below, on such Removal Date plus (B) the Initial Investor Interest of such Series that has been paid in full; and

                  Section 5.  Amendment of Section 3.06.
                              -------------------------

                  (a) Subsection 3.06(a) of the Pooling and Servicing Agreement is hereby amended by deleting such section in its entirety and inserting in its place the following:

                           (a) On or before March 31 of each calendar year, beginning with March 31, 1999, the Servicer, on behalf of the Trust, shall cause a firm of nationally recognized independent certified public accountants (who may also render other services to the Servicer or any Transferor) to furnish, as provided in Section 13.05, a report, based upon established criteria that meets the standards applicable to accountants' reports intended for general distribution, to the Trustee, any Credit Enhancement Provider and each Rating Agency, attesting to the fairness of the assertion of the Servicer's management that its internal controls over the functions performed as Servicer of the Trust are effective, in all material respects, in providing reasonable assurance that Trust assets are safeguarded against loss from unauthorized use or disposition, on the date of such report, and a report attesting to the fairness of the assertion of the Servicer's management that such servicing was conducted in conformity with the sections of this Agreement during the period covered by such report (which shall be the period from January 1 of the preceding calendar year to and including December 31 of such calendar year), except for such exceptions or errors as such firm shall believe to be immaterial and such other exceptions as shall be set forth in such report. Unless otherwise provided with respect to any Series in the related
         Supplement, a copy of such report may be obtained by any Investor Certificateholder by a request in writing to the Trustee addressed to the Corporate Trust Office.

                  (b) Subsection 3.06(b) of the Pooling and Servicing Agreement is hereby amended by deleting such section in its entirety and inserting in its place the following:

                           (b) On or before March 31 of each calendar year, beginning with March 31, 1999, the Servicer shall cause a firm of nationally recognized independent certified public accountants (who may also render other services to the Servicer or any Transferor) to furnish as provided in Section 13.05 a report, prepared in accordance with the standards established by the American Institute of Certified Public Accountants, to the Trustee and each Rating Agency, to the effect that they have compared the mathematical calculations of certain amounts set forth in the monthly certificates forwarded by the Servicer pursuant to Section 3.04(b) during the period covered by such report (which shall be the period from January 1 of the preceding calendar year to and including December 31 of such calendar year) with the Servicer's computer reports which were the source of such amounts and that, on the basis of such comparison, such firm is of the opinion that such amounts are in agreement, except for such exceptions as shall be set forth in such report. A copy of such report may be obtained from the Trustee by any Investor Certificateholder by a request in writing to the Trustee addressed to the Corporate Trust Office.

                  Section 6.  Amendment of Section 4.02 and each of the Series
                              ------------------------------------------------
Supplements.(a) With  respect to the  Finance  Charge and  Principal  Accounts,
-----------
Subsection 4.02(e) of the Pooling and Servicing Agreement is hereby amended by deleting the third sentence thereof in its entirety, and (b) with respect to any Series Account, each of the Series Supplements is hereby amended by deleting, in each case where such sentences appear, the sentence "No Permitted Investment shall be disposed of prior to its maturity." and the sentence immediately preceding such sentence. In each such case, the sentence(s) deleted as described in the preceding sentence shall be replaced with the following:

         The Trustee shall:

                  (i) hold each Permitted Investment that constitutes investment property through a securities intermediary, which securi-ties intermediary shall agree with the Trustee that (I) such investment property shall at all times be credited to a securities account of the Trustee, (II) such securities intermediary shall treat the Trustee as entitled to exercise the rights that comprise each financial asset credited to such securities account, (III) all property credited to such securities account shall be treated as a financial asset, (IV) such securities intermediary shall comply with entitlement orders originated by the Trustee without the further consent of any other person or entity,
                      (V) such securities intermediary shall not agree with any person other than the Trustee to comply with entitlement orders originated by such other person, (VI) such securities intermediary waives any lien on, security interest in, or right of set-off with respect to any property credited to such securities account, and
                      (VII) such agreement shall be governed by the laws of the State of New York; and

                  (ii)maintain   possession   of   each   other   Permitted
                      Investment not described in clause (i) above;

                  provided,  that no Permitted  Investment  shall be disposed of
                  --------
                  prior to its maturity date. Terms used in clause (i) above that are defined in the New York UCC and not otherwise defined herein shall have the meaning set forth in the New York UCC.

                  Section 7.  Amendment to Section 4.11. Subsection  4.11(k) of
                              -------------------------
the Pooling and Servicing Agreement (as set forth in Section 7 of each of the Series 1996-A Supplement, the Series 1997-A Supplement, the Series 1997-C Supplement, the Series 1998-A Supplement, the Series 1998-B Supplement and the Series 1998-C Supplement and Section 6 of each of the Series 1996-B Supplement and the Series 1997-B Supplement) is hereby amended by deleting such subsection in its entirety and inserting in its place the following:

                  (k) the balance, if any, will constitute a portion of Shared Excess Finance Charge Collections for such Transfer Date and will be available for allocation (1) first, to other Series in Shared Excess Finance Charge Collections Group One, (2) then, to the extent not required to be applied pursuant to subsection 4.11(k)(1), to Series in any Shared Excess Finance Charge Collections Group other than Shared Excess Finance Charge Collections Group One, and (3) to the extent not required to be applied pursuant to subsections
4.11(k)(1) or (2), shall be distributed to the Holder of the Transferor Certificate.

                  Section 8.  Amendment to Section 4.13. Section 4.13 of the
                              -------------------------
Pooling and Servicing Agreement (as set forth in Section 7 of each of the Series 1996-A Supplement, the Series 1997-A Supplement, the Series 1997-C Supplement, the Series 1998-A Supplement, the Series 1998-B Supplement and the Series 1998-C Supplement and Section 6 of each of the Series 1996-B Supplement and the Series 1997-B Supplement) is hereby amended by deleting such Section in its entirety and inserting in its place the following:

                  SECTION 4.13      Shared Excess Finance Charge Collections.
                                    ----------------------------------------

                  (a) Subject to subsections 4.13(c) and (d) below, the portion of Shared Excess Finance Charge Collections on deposit in the Finance Charge Account equal to the amount of Shared Excess Finance Charge Collections allocable to the Investor Certificates on any Transfer Date shall be applied as Shared Excess Finance Charge Collections pursuant to Section 4.11 and pursuant to such Section 4.11 shall be deposited in the Distribution Account or to the extent not needed to make distributions pursuant to Section 4.11, shall be paid to the Holder of the Transferor Certificate.

                  (b) Subject to subsections 4.13(c) and (d) below, Shared Excess Finance Charge Collections allocable to the Investor Certificates with respect to any Transfer Date shall mean an amount equal to the Series Finance Charge Shortfall, if any, with respect to the Investor Certificates for such Transfer Date; provided, however, that if the aggregate amount of Shared Excess
               --------   -------
Finance Charge Collections identified in clauses (b)(i) and (ii) of the definition of Shared Excess Finance Charge Collections for all Series in Shared Excess Finance Charge Collections Group One for such Transfer Date is less than the Cumulative Series Finance Charge Shortfall for such Transfer Date, then Shared Excess Finance Charge Collections identified in clause (b)(i) of the definition of Shared Excess Finance Charge Collections allocable to the Investor Certificates on such Transfer Date shall equal the product of (i) Shared Excess Finance Charge Collections identified in clause (b)(i) of the definition of Shared Excess Finance Charge Collections for all Series in Shared Excess Finance Charge Collections Group One for such Transfer Date and (ii) a fraction, the numerator of which is the Series Finance Charge Shortfall with respect to the Investor Certificates for such Transfer Date and the denominator of which is the aggregate amount of Cumulative Series Finance Charge Shortfall for all Series in Shared Excess Finance Charge Collections Group One for such Transfer Date; provided, further, however, that if the aggregate amount available to be applied
--------  -------  -------
as Intergroup Excess Finance Charge Collections for all Series in all Shared Excess Finance Charge Collections Groups for such Transfer Date is less than the sum of the Cumulative Series Finance Charge Shortfalls (as such term is defined in the related Supplements for all Series in a Shared Excess Finance Charge Collections Group and calculated after giving effect to the application of any other Shared Excess Finance Charge Collections available to such Series on such Transfer Date) for such Transfer Date, then the Intergroup Excess Finance Charge Collections for such Transfer Date allocable to the Investor Certificates on such Transfer Date shall equal the product of (i) the aggregate amount available to be applied as Intergroup Excess Finance Charge Collections for all Series in all Shared Excess Finance Charge Collections Groups for such Transfer Date and
(ii) a fraction, the numerator of which is the Series Finance Charge Shortfall with respect to the Investor Certificates for such Transfer Date and the denominator of which is the aggregate amount of Cumulative Series Finance Charge Shortfalls (as such term is defined in the related Supplements for all Series in a Shared Excess Finance Charge Collections Group and calculated after giving effect to the application of any other Shared Excess Finance Charge Collections available to such Series on such Transfer Date) for all Series in all Shared Excess Finance Charge Collections Groups for such Transfer Date.

                  (c) Notwithstanding anything else in the Agreement to the contrary, the provisions of this Section 4.13 applicable to that portion of Shared Excess Finance Charge Collections consisting of Intergroup Excess Finance Charge Collections shall terminate at, and the application of Intergroup Excess Finance Charge Collections among the Series within the Shared Excess Finance Charge Collections Groups shall continue only until, such time, if any, at which the Transferor shall deliver to the Trustee an Officer's Certificate to the effect that, in the reasonable belief of the Transferor, the continued application of Intergroup Excess Finance Charge Collections (as such term is defined in the related Supplements for all Series in a Shared Excess Finance
Charge  Collections  Group) among the Series  within the Shared  Excess  Finance
Charge Collections Groups would have adverse regulatory implications with respect to the Transferor. Following the delivery by the Transferor of such an Officer's Certificate to the Trustee, there will not be any further application of Intergroup Excess Finance Charge Collections among the Series within the Shared Excess Finance Charge Collections Groups.

                  (d) Notwithstanding anything else in this Agreement to the contrary, the provisions of this Section 4.13 shall terminate at, and the application of Shared Excess Finance Charge Collections among the Series within Shared Excess Finance Charge Collections Group One shall continue only until, such time, if any, at which the Transferor shall deliver to the Trustee an Officer's Certificate to the effect that, in the reasonable belief of the Transferor, the continued application of Shared Excess Finance Charge Collections among the Series within Shared Excess Finance Charge Collections Group One would have adverse regulatory implications with respect to the Transferor. Following the delivery by the Transferor of such an Officer's Certificate to the Trustee, there will not be any further application of Shared Excess Finance Charge Collections among the Series within Shared Excess Finance Charge Collections Group One.

                  Section 9.  Amendment of Section 12.03. Subsection 12.03(a) of
                              --------------------------
the Pooling and Servicing Agreement is hereby amended by deleting the second sentence thereof in its entirety and inserting in its place the following:

         The Servicer shall also deliver to the Trustee, as soon as is practicable but in any event not later than three Business Days after the Determination Date relating to the final payment described in the preceding sentence, an Officers' Certificate setting forth the information, to the extent available, specified in Article V of this Agreement covering the period during the then current calendar year through the date of such notice and setting forth the date of such final distribution.

                  Section 10.  Effectiveness. The amendments provided for by
                               -------------
this First Amendment shall become effective upon receipt by the Trustee of the following, each of which shall be satisfactory to the Trustee in its sole discretion, except as otherwise provided:

                  (a) Notification in writing from each of Fitch IBCA, Inc. (as successor to Fitch), Moody's and Standard & Poor's to the effect that the terms of this First Amendment will not result in a reduction or withdrawal of the rating of any outstanding Series or Class to which it is a Rating Agency.

                  (b) Confirmation from the Transferor and Servicer that it has received a copy of the written notification referred to in subsection 7(a) above and that such written notification is satisfactory to the Transferor and Servicer in its sole discretion.

                  (c) An Officer's Certificate from the Transferor addressed and delivered to the Trustee certifying that this First Amendment shall not adversely affect in any material respect the interests of any Investor Certificateholder.

                  (d) An Officer's Certificate from the Transferor addressed and delivered to each of the Agents under the outstanding Loan Agreements certifying that this First Amendment shall not adversely affect in any material respect the interests of any Agent or any Collateral Interest Holder.

                  (e) Counterparts of this First Amendment, duly executed by the parties hereto.

                  Section 11.  Pooling and Servicing Agreement in Full Force and
                               -------------------------------------------------
Effect as Amended. Except as specifically  amended or waived hereby, all of the
-----------------
terms and conditions of the Pooling and Servicing Agreement shall remain in full force and effect. All references to the Pooling and Servicing Agreement in any other document or instrument shall be deemed to mean such Pooling and Servicing Agreement as amended by this First Amendment. This First Amendment shall not constitute a novation of the Pooling and Servicing Agreement, but shall constitute an amendment thereof. The parties hereto agree to be bound by the terms and obligations of the Pooling and Servicing Agreement, as amended by this First Amendment, as though the terms and obligations of the Pooling and Servicing Agreement were set forth herein.

                  Section 12.  Counterparts. This First Amendment may be
                               ------------
executed in any number of counterparts and by separate parties hereto on separate counterparts, each of which when executed shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument.

                  Section 13.  Governing Law. This First  Amendment  shall be
                               -------------
construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

                  Section 14.  Defined Terms and Section References. Capitalized
                               ------------------------------------
terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Pooling and Servicing Agreement or the Series Supplements, as applicable. All section or subsection references herein shall mean sections or subsections of the Pooling and Servicing Agreement, except as otherwise provided herein.

                  IN WITNESS WHEREOF, the Transferor, the Servicer and the Trustee have caused this First Amendment to be duly executed by their respective officers as of the day and year first above written.

                                         BANK AMERICA NATIONAL ASSOCIATION,
                                         Transferor and Servicer


                                         By:/s/ MARGARET A. SPRUDE
                                            ------------------------------------
                                         Name:  Margaret A. Sprude
                                         Title: SVP & Chief Financial Officer


                                         U.S. BANK NATIONAL ASSOCIATION,
                                         Trustee


                                         By:/s/ LYNN M. STEINER
                                            ------------------------------------
                                         Name:  Lynn M. Steiner
                                         Title: Assistant Vice President